AMENDMENT NO. 9

TO

AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

(CLASS B SHARES)

(SECURITIZATION FEATURE)

The Amended and Restated Master Distribution Plan (the “Plan”), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective October 15, 2004, as follows:

WHEREAS, the parties desire to amend the Plan to rename each INVESCO Fund by replacing “INVESCO” with “AIM” and further change the name of INVESCO Core Equity Fund to AIM Core Stock Fund and INVESCO Mid-Cap Growth Fund to AIM Mid Cap Stock Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted and replaced in its entirety with Schedule A attached hereto.

All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.

“SCHEDULE A

AMENDED AND RESTATED

MASTER DISTRIBUTION PLAN

(CLASS B SHARES)

DISTRIBUTION AND SERVICE FEES

The Fund shall pay the Distributor or the Assignee as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class B Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below to the average daily net assets of the Class B Shares of the Portfolio. Average daily net assets shall be computed in a manner used for the determination of the offering price of Class B Shares of the Portfolio.

AIM EQUITY FUNDS

	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Aggressive Growth Fund	0.75%	0.25%	1.00%
AIM Blue Chip Fund	0.75%	0.25%	1.00%
AIM Capital Development Fund	0.75%	0.25%	1.00%
AIM Charter Fund	0.75%	0.25%	1.00%
AIM Constellation Fund	0.75%	0.25%	1.00%
AIM Core Strategies Fund	0.75%	0.25%	1.00%
AIM Dent Demographic Trends Fund	0.75%	0.25%	1.00%
AIM Diversified Dividend Fund	0.75%	0.25%	1.00%
AIM Emerging Growth Fund	0.75%	0.25%	1.00%
AIM Large Cap Basic Value Fund	0.75%	0.25%	1.00%
AIM Large Cap Growth Fund	0.75%	0.25%	1.00%
AIM Mid Cap Growth Fund	0.75%	0.25%	1.00%
AIM Select Basic Value Fund	0.75%	0.25%	1.00%
AIM U.S. Growth Fund	0.75%	0.25%	1.00%
AIM Weingarten Fund	0.75%	0.25%	1.00%

AIM FUNDS GROUP

	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Balanced Fund	0.75%	0.25%	1.00%
AIM Basic Balanced Fund	0.75%	0.25%	1.00%
AIM European Small Company Fund	0.75%	0.25%	1.00%
AIM Global Value Fund	0.75%	0.25%	1.00%
AIM International Emerging Growth Fund	0.75%	0.25%	1.00%
AIM Mid Cap Basic Value Fund	0.75%	0.25%	1.00%
AIM Premier Equity Fund	0.75%	0.25%	1.00%
AIM Select Equity Fund	0.75%	0.25%	1.00%
AIM Small Cap Equity Fund	0.75%	0.25%	1.00%

AIM GROWTH SERIES

	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Aggressive Allocation Fund	0.75%	0.25%	1.00%
AIM Basic Value Fund	0.75%	0.25%	1.00%
AIM Conservative Allocation Fund	0.75%	0.25%	1.00%
AIM Mid Cap Core Equity Fund	0.75%	0.25%	1.00%
AIM Moderate Allocation Fund	0.75%	0.25%	1.00%
AIM Small Cap Growth Fund	0.75%	0.25%	1.00%
AIM Global Equity Fund	0.75%	0.25%	1.00%

AIM INTERNATIONAL MUTUAL FUNDS

	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Asia Pacific Growth Fund	0.75%	0.25%	1.00%
AIM European Growth Fund	0.75%	0.25%	1.00%
AIM Global Aggressive Growth Fund	0.75%	0.25%	1.00%
AIM Global Growth Fund	0.75%	0.25%	1.00%
AIM International Core Equity Fund	0.75%	0.25%	1.00%
AIM International Growth Fund	0.75%	0.25%	1.00%

AIM INVESTMENT FUNDS

	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Developing Markets Fund	0.75%	0.25%	1.00%
AIM Global Health Care Fund	0.75%	0.25%	1.00%
AIM Libra Fund	0.75%	0.25%	1.00%
AIM Trimark Fund	0.75%	0.25%	1.00%
AIM Trimark Endeavor Fund	0.75%	0.25%	1.00%
AIM Trimark Small Companies Fund	0.75%	0.25%	1.00%

AIM INVESTMENT SECURITIES FUNDS

	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM High Yield Fund	0.75%	0.25%	1.00%
AIM Income Fund	0.75%	0.25%	1.00%
AIM Intermediate Government Fund	0.75%	0.25%	1.00%
AIM Money Market Fund	0.75%	0.25%	1.00%
AIM Municipal Bond Fund	0.75%	0.25%	1.00%
AIM Total Return Bond Fund	0.75%	0.25%	1.00%
AIM Real Estate Fund	0.75%	0.25%	1.00%

AIM SPECIAL OPPORTUNITIES FUNDS

	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Opportunities I Fund	0.75%	0.25%	1.00%
AIM Opportunities II Fund	0.75%	0.25%	1.00%
AIM Opportunities III Fund	0.75%	0.25%	1.00%

AIM TAX-EXEMPT FUNDS

	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM High Income Municipal Fund	0.75%	0.25%	1.00%

AIM COMBINATION STOCK & BOND FUNDS

	Maximum Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Core Stock Fund	0.75%	0.25%	1.00%
AIM Total Return Fund	0.75%	0.25%	1.00%

AIM COUNSELOR SERIES TRUST

	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Advantage Health Sciences Fund	0.75%	0.25%	1.00%
AIM Multi-Sector Fund	0.75%	0.25%	1.00%

AIM SECTOR FUNDS

	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Energy Fund	0.75%	0.25%	1.00%
AIM Financial Services Fund	0.75%	0.25%	1.00%
AIM Gold & Precious Metals Fund	0.75%	0.25%	1.00%
AIM Health Sciences Fund	0.75%	0.25%	1.00%
AIM Leisure Fund	0.75%	0.25%	1.00%
AIM Technology Fund	0.75%	0.25%	1.00%
AIM Utilities Fund	0.75%	0.25%	1.00%

AIM STOCK FUNDS

	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Dynamics Fund	0.75%	0.25%	1.00%
AIM Mid Cap Stock Fund	0.75%	0.25%	1.00%
AIM Small Company Growth Fund	0.75%	0.25%	1.00%”

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